UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2006

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 13, 2006, Autodesk, Inc. (the “Company”) received an additional Nasdaq Staff Determination letter stating that the Company is not in compliance with the continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14). As anticipated, the letter was issued in accordance with Nasdaq procedures due to the Company’s delay in filing its quarterly report on Form 10-Q for the third quarter ended October 31, 2006. In response to the receipt of this letter, the Company will provide Nasdaq an update on the status of the ongoing voluntary stock option review. Pending a decision by the Nasdaq Listing Qualifications Panel (the “Panel”), the Company’s shares will remain listed on the Nasdaq Stock Market. There can be no assurance the Panel will grant the Company’s request for continued listing.

A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of December 19, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Vice President, General Counsel and Secretary

Date: December 19, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of December 19, 2006.

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